COMPENSATION AGREEMENT


     This Compensation Agreement is dated as of September 26, 2006 among PowerLinx, Inc., a Nevada corporation (the "Company"), and Darrin M. Ocasio ("Consultant").

     WHEREAS, the Company has requested the Consultant to provide the Company with legal services in connection with their business, and the Consultant has agreed to provide the Company with such legal services; and

     WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such services rendered;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. The Company will issue 16,092 shares of the Company's common stock, par value $0.001 per share, to the Consultant (the "Shares").

2. Registration or Exemption. Notwithstanding anything to the contrary contained herein, the Shares will be registered on Form S-8 Registration Statement filed on or about September 28, 2006 and all subsequent amendments thereto. The Shares to be issued shall represent a performance bonus award in connection with the legal services performed by the Consultant on behalf of the Company from July 1 and until September 30, 2006.

     IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.



                                   POWERLINX, INC.


                                   -----------------------------------------
                                   Michael Tomlinson
                                   Chief Executive Officer


                                   DARRIN M. OCASIO


                                   -----------------------------------------
                                   Darrin M. Ocasio